SCHEDULE B

TO PROFUNDS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

OPERATIONAL PROFUNDS VP

Effective May 1, 2026 through April 30, 2027

Fund Name	Expense Limit
ProFund VP Asia 30	1.68%
ProFund VP Banks	1.68%
ProFund VP Materials	1.68%
ProFund VP Bear	1.68%
ProFund VP Biotechnology	1.68%
ProFund VP Bull	1.68%
ProFund VP Consumer Staples	1.68%
ProFund VP Consumer Discretionary	1.68%
ProFund VP Dow 30	1.68%
ProFund VP Emerging Markets	1.68%
ProFund VP Europe 30	1.68%
ProFund VP Falling U.S. Dollar	1.68%
ProFund VP Financials	1.68%
ProFund VP Government Money Market*	0.90%*
ProFund VP Health Care	1.68%
ProFund VP Industrials	1.68%
ProFund VP International	1.68%
ProFund VP Internet	1.68%
ProFund VP Japan	1.68%
ProFund VP Large-Cap Growth	1.68%
ProFund VP Large-Cap Value	1.68%
ProFund VP Mid-Cap	1.68%
ProFund VP Mid-Cap Growth	1.68%
ProFund VP Mid-Cap Value	1.68%
ProFund VP Energy	1.68%
ProFund VP NASDAQ-100	1.68%
ProFund VP Pharmaceuticals	1.68%
ProFund VP Precious Metals	1.68%
ProFund VP Real Estate	1.68%
ProFund VP Rising Rates Opportunity	1.68%
ProFund VP Semiconductor	1.68%
______________________

*The expense limit for the ProFund VP Government Money Market was effective on or about October 1, 2023 and continues through April 30, 2027.

Fund Name	Expense Limit
ProFund VP Short Dow 30	1.68%
ProFund VP Short Emerging Markets	1.68%
ProFund VP Short Mid-Cap	1.68%
ProFund VP Short International	1.68%
ProFund VP Short NASDAQ-100	1.68%
ProFund VP Short Small-Cap	1.68%
ProFund VP Small-Cap	1.68%
ProFund VP Small-Cap Growth	1.68%
ProFund VP Small-Cap Value	1.68%
ProFund VP Technology	1.68%
ProFund VP Communication Services	1.68%
ProFund VP U.S. Government Plus	1.38%
ProFund VP UltraBull	1.68%
ProFund VP UltraMid-Cap	1.68%
ProFund VP Ultra NASDAQ-100	1.68%
ProFund VP UltraShort Dow 30	1.68%
ProFund VP UltraShort NASDAQ-100	1.68%
ProFund VP UltraSmall-Cap	1.68%
ProFund VP Utilities	1.68%
ProFund Access VP High Yield	1.68%
PROFUND ADVISORS LLC,	PROFUNDS,
a Maryland limited liability company	a Delaware statutory trust
By:/s/ Michael L. Sapir	By: /s/ Todd B. Johnson
Michael L. Sapir	Todd B. Johnson
Chief Executive Officer	President